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                                                                   EXHIBIT 10.10

                             INDEMNIFICATION AGREEMENT


     AGREEMENT made this _____ day of June, 1998, by and between Ivan Kaufman, residing at 17 Steven Lane, Kings Point, New York 11024 ("Indemnitor") and Arbor National Commercial Mortgage, LLC, whose principal place of business is 333 Earle Ovington Boulevard, Uniondale, New York 11553 ("Indemnitee").

     WHEREAS, prior to April 1, 1998, Indemnitor was the sole shareholder of Arbor Secured Funding, Inc. ("ASF"); and

     WHEREAS, effective April 1, 1998, Indemnitor sold all of his right, title and interest in the outstanding common stock of ASF to a trust for the benefit of his family members (the "Trust") for the purchase price of approximately $3,680,000 (the "Price"); and

     WHEREAS, effective April 1, 1998, the Trust contributed the outstanding common stock of ASF to the Indemnitee in exchange for a 14.31643% membership interest in the Indemnitee (the "Membership Interest"); and

     WHEREAS, Indemnitor desires to ensure that the Indemnitee receives full value of the outstanding common stock so transferred to the extent of the Price; and

     WHEREAS, prior to April 1, 1998, ASF had outstanding certain commitments to lend money (the "Loan Commitments"); and

     WHEREAS, effective April 1, 1998, all of the outstanding common stock of ASF was acquired by the Indemnitee; and

     WHEREAS, Indemnitor desires to indemnify and hold the Indemnitee harmless from and against any losses incurred by the Indemnitee by virtue of the funding of any Loan Commitments.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the adequacy of which both parties agree upon, the parties agree as follows:

     Indemnitor shall, at his sole cost and expense, indemnify, protect and save the Indemnitee harmless against and from any and all damages, losses, liabilities, costs and expenses, obligations, penalties, fines, fees, claims, litigation (including, without limitation, reasonable attorneys' fees) of any kind or nature whatsoever, which may at any time be imposed upon, incurred by or asserted or awarded against the Indemnitee and arising from or attributable to or by reason of: (a) the failure of the Indemnitee to receive value equivalent to the Price in exchange for the grant of the Membership Interest and (b) any loss incurred by the Indemnitee as a result of the funding of any Loan Commitments that existed or may exist as of April 1, 1998.


                         /s/ Ivan Kaufman
                         ------------------------------------------
                         IVAN KAUFMAN, INDEMNITOR


                         ARBOR NATIONAL COMMERCIAL MORTGAGE,
                         LLC INDEMNITEE


                         BY:/s/ Walter K. Horn
                            ---------------------------------------
                            WALTER K. HORN, SENIOR VICE PRESIDENT